Exhibit 3.2 THIRD AMENDED AND RESTATED BY-LAWS OF JOHN BEAN TECHNOLOGIES CORPORATION Incorporated under the Laws of the State of Delaware ARTICLE I OFFICES SECTION 1.1. Principal Delaware Office. The principal office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, and the name and address of the Registered Agent in charge thereof shall be The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, State of Delaware. SECTION 1.2. Other Offices. The Corporation may also have offices in such other places, both within and without the State of Delaware, as the Board of Directors from time to time may designate or the business of the Corporation may require. ARTICLE II CORPORATE SEAL The corporate seal shall be circular in form, with the words "John Bean Technologies Corporation" around the circumference thereof and with the words and figures "Corporate Seal, Delaware, 2008" in the center thereof (or substantially in such form). ARTICLE III STOCKHOLDERS SECTION 3.1. Meetings of Stockholders. (A) Annual Meetings. The annual meeting of the stockholders of the Corporation shall be held on such date and at such time as may be fixed by resolution of the Board of Directors. At the annual meeting stockholders shall elect Directors and transact such other business as properly may be brought before the meeting. (B) Special Meetings. Subject to the rights of the holders of any series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation ("Preferred Stock") with respect to such series of Preferred Stock, special meetings of the stockholders may be called only by the Board of Directors pursuant to a resolution approved by a majority of the total number of directors which the Corporation would have if there were no vacancies (the "Whole Board"). (C) Place of Meetings. Unless otherwise directed by the Board of Directors, all meetings of the stockholders shall be held at the principal office of the Corporation. (D) Notice of Meeting. Written or printed notice, stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered by -2- the Corporation not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail or by other lawful means, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his or her address as it appears on the stock transfer books of the Corporation. Such further notice shall be given as may be required by law. Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present in accordance with Article IX of these By-Laws. Any previously scheduled meeting of the stockholders may be postponed, and any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors. SECTION 3.2. Quorum of Stockholders; Adjournment; Required Vote. (A) Quorum of Stockholders; Adjournment. Except as otherwise provided by law, by the Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") or by these By-Laws, the holders of a majority of the outstanding shares of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), present in person or represented by proxy, shall constitute a quorum at a meeting of the stockholders, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. The presiding officer of the meeting or a majority of the shares so represented may adjourn the meeting from time to time, whether or not there is such a quorum. No notice of the time and place of adjourned meetings need be given except as required by law. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. (B) Required Vote. When a quorum is present, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders, unless the matter to be acted upon is one upon which by express provision of law, Certificate of Incorporation or these By-Laws a larger or different vote is required, in which case such express provision shall govern and control the decision of such matter. SECTION 3.3. Voting by Stockholders. Each stockholder of record entitled to vote at any meeting may do so in person or by proxy appointed by instrument in writing (or in such manner prescribed by the General Corporation Law of the State of Delaware), subscribed by such stockholder or his duly authorized attorney in fact, and filed with the Secretary. -3- SECTION 3.4. Notice of Stockholder Business and Nominations. (A) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this By-Law, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law. (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this By-Law, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner. (3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this By-Law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this By-Law shall also be considered timely, but only -4- with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation. (B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this By-Law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (A)(2) of this By-Law shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above. (C) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this By-Law shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective proposal or nomination shall be disregarded. (2) For purposes of this By-Law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act. (3) Notwithstanding the foregoing provisions of this By-Law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By- Law shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in

-5- the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances. SECTION 3.5. Procedure for Election of Directors. Election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot. SECTION 3.6. Inspectors of Elections; Opening and Closing the Polls. The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the presiding officer of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law. The presiding officer of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting. SECTION 3.7. Stockholder Action by Written Consent. Any action required or permitted to be taken by stockholders may be effected only at a duly called annual or special meeting of stockholders and may not be effected by a written consent or consents by stockholders in lieu of such a meeting. SECTION 3.8. Exclusive Forum. Unless otherwise waived by resolution of the Board of Directors, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the General Corporation Law of the State of Delaware or the Corporation’s Certificate of Incorporation or By-Laws (in each case, as they may be amended from time to time) or (iv) any action asserting a claim against the Corporation or any director of officer of the Corporation governed by the internal affairs doctrine, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. -6- ARTICLE IV BOARD OF DIRECTORS SECTION 4.1. Number, Tenure and Qualifications. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the number of directors of the Corporation shall be fixed, and may be increased or decreased from time to time, exclusively by resolution approved by the affirmative vote of a majority of the Whole Board. The directors, other than those who may be elected by the holders of any outstanding series of Preferred Stock as set forth in the Certificate of Incorporation, shall be divided into three classes, as nearly equal in number as possible and designated Class I, Class II and Class III. Class I shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2009, Class II shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2010, and Class III shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2011. Members of each class shall hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. In case of any increase or decrease, from time to time, in the number of directors, other than those who may be elected by the holders of any outstanding series of Preferred Stock as set forth in the Certificate of Incorporation, the number of directors in each class shall be apportioned as nearly equal as possible. A nominee for director shall be elected to the Board of Directors if the votes cast for such nominee's election exceed the votes cast against such nominee's election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the Secretary of the Corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set for in Section 3.4(A) of these Bylaws and (ii) such nomination has not been withdrawn by such stockholder on or prior to the day next preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee. The Nominating and Governance Committee has established procedures under which any incumbent director who is not elected shall offer to tender his or her resignation to the Board of Directors. The Nominating and Governance Committee will make a recommendation to the Board of Directors on whether to accept or reject the director’s resignation, or whether other action should be taken. The Board of Directors will act on the Committee’s recommendation and publicly disclose its decision within ninety (90) days after the date of certification of the election results. SECTION 4.2. Removal of Directors. Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any director or the entire Board of Directors may be removed from office at any time with or without cause, but only by the affirmative vote of the holders of at least 80 percent of the total voting power of all outstanding shares of Voting Stock, voting together as a single class. SECTION 4.3. Vacancies on Board. Subject to applicable law and the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, newly -7- created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by the sole remaining director. Any director so chosen shall hold office until his or her successor shall be elected and qualified and, if the Board of Directors at such time is classified, until the next election of the class for which such director shall have been chosen. No decrease in the number of directors shall shorten the term of any incumbent director. SECTION 4.4. Powers. (A) General Powers. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws required to be exercised or done by the stockholders. (B) Appointment of Committees. The Board of Directors may designate two or more of their number to constitute an Executive Committee, which Committee shall have and may exercise, when the Board of Directors is not in session, all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, including the power to appoint Assistant Secretaries and Assistant Treasurers, and to authorize the seal of the Corporation to be affixed to all papers which may require it. The Executive Committee may make rules for the calling, holding and conduct of its meetings and the keeping of records thereof. The Board of Directors may also appoint other committees from their own number, the number (not less than two) composing such committees, and the powers conferred upon them, to be determined by such resolution or resolutions. In the absence or disqualification of any member of the Executive Committee or any other committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Meetings of any Committee designated by the Board of Directors may be called by the Board of Directors or by the Chairman of the Committee at any time or place upon at least twenty-four (24) hours notice. One third of the members of a Committee, but not less than two members, shall constitute a quorum of a Committee for the transaction of business. (C) Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation. -8- SECTION 4.5. Meetings of Directors. (A) Regular Meetings. Regular meetings of the Board of Directors shall be held at such place within or without the State of Delaware, and at such times, as the Board of Directors by vote may determine from time to time, and if so determined no notice thereof need be given. After each election of directors, the newly constituted Board of Directors shall meet without notice for the purpose of electing officers and transacting such other business as lawfully may come before it. (B) Special Meetings. Special meetings of the Board of Directors may be held at any time or place, within or without the State of Delaware, whenever called by the Chairman of the Board, the President, the Chief Financial Officer, the Secretary or a majority of the whole Board of Directors. (C) Notice of Meetings. Notice of any special meeting of directors shall be given to each director at his or her business or residence in writing by hand delivery, first-class or overnight mail or courier service, telegram or facsimile transmission, confirmed electronic transmission or orally by telephone. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five (5) days before such meeting. If by telegram, overnight mail or courier service, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company or the notice is delivered to the overnight mail or courier service company at least twenty-four (24) hours before such meeting. If by facsimile transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least twelve (12) hours before such meeting. If by telephone or by hand delivery, the notice shall be given at least twelve (12) hours prior to the time set for the meeting. Such notice need not state the purposes of such meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these By-Laws, as provided under Article X. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Article IX of these By-Laws. (D) Telephonic Meetings. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting. (E) Action by Consent of Board of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee. SECTION 4.6. Quorum of Directors. Subject to Section 4.3, a whole number of directors equal to a majority of the Whole Board shall constitute a quorum of the Board of Directors for

-9- the transaction of business, but a majority of directors present may adjourn the meeting from time to time until a quorum is present. When a quorum is present at any meeting of directors, a majority of the members present thereat shall decide any question brought before such meeting, except as otherwise provided by law, the Certificate of Incorporation or these By-Laws. ARTICLE V BOOKS AND RECORDS Unless otherwise required by the laws of Delaware, the books and records of the Corporation may be kept at the principal office of the Corporation, or at any other place or places inside or outside the State of Delaware, as the Board of Directors from time to time may designate. ARTICLE VI OFFICERS SECTION 6.1. Number and Titles. The officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, one or more Executive Vice Presidents, a Secretary, a Treasurer, and a Controller, all of whom shall be elected by the Board of Directors. The Board of Directors or the Chief Executive Officer may appoint such other officers, including one or more Vice Chairmen, Presidents of Operating Divisions, Vice Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controllers as either of them shall deem necessary, who shall have such authority and perform such duties as may be prescribed in such appointment. Any two or more offices, other than the offices of President and Secretary, may be held by the same person. SECTION 6.2. Tenure of Office. Officers of the Corporation shall hold their respective offices at the pleasure of the Board of Directors and, in the case of officers who were appointed by the Executive Committee or by the Chief Executive Officer, also at the pleasure of such appointing authority. SECTION 6.3. Duties of Officers. (A) Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors, of the Executive Committee and of the stockholders of the Corporation. He shall perform such other duties as may from time-to-time be assigned to him by the Board of Directors. (B) Chief Executive Officer. The Chief Executive Officer of the Corporation shall be in general charge and supervision of the affairs of the Corporation. (C) Vice Chairman. The Vice Chairman shall perform such duties as from time-to- time may be assigned to him by the Chairman of the Board or the Chief Executive Officer of the Corporation. -10- (D) President. The President shall perform such duties as from time-to-time may be assigned to him by the Board of Directors or the Chief Executive Officer of the Corporation. (E) Executive Vice Presidents. Each Executive Vice President shall have such powers and shall perform such duties as may be assigned by the Chief Executive Officer of the Corporation or by the Board of Directors. (F) Presidents of Operations. Each President of Operations shall have such powers and shall perform such duties with respect to the management of the Corporation’s operating business divisions as may be assigned by the Chief Executive Officer of the Corporation. (G) Vice Presidents. Each Vice President shall have such powers and shall perform such duties with respect to the management of the Corporation’s business or corporate operations as may be assigned by the Chief Executive Officer of the Corporation. (H) Secretary. The Secretary shall attend and record all proceedings of the meetings of the Board of Directors, the stockholders, and the Executive Committee; shall be custodian of the corporate seal and affix such seal to all documents requiring the same; shall cause to be maintained a stock transfer book, and a stock ledger, and such other books as the Board of Directors may direct; shall serve all notices required by law, or by these By-Laws, or by resolution of the Board of Directors; and shall perform such other duties as pertain to the office of Secretary, subject to the control of the Board of Directors. (I) Assistant Secretaries. The Assistant Secretaries shall assist the Secretary in the performance of his duties, and shall perform such other duties as the Board of Directors or the Chief Executive Officer from time to time may prescribe. If at any time the Secretary shall be unable to act, an Assistant Secretary may perform his duties. (J) Treasurer. The Treasurer shall perform all duties commonly incident to that office (including, but without limitation, the care and custody of the funds and securities of the Corporation which from time to time may come into his hands and the deposit of the funds of the Corporation in such banks or trust companies as the Board of Directors may authorize or direct) and, in addition, such other duties as the Board of Directors from time to time may prescribe. (K) Assistant Treasurers. Assistant Treasurers shall assist the Treasurer in the performance of his duties, and shall discharge such other duties as the Board of Directors or the Chief Executive Officer from time to time may prescribe. (L) Controller. The Controller shall be the principal accounting officer of the Corporation, and shall maintain adequate records of all assets, liabilities and transactions of the Corporation; and shall cause adequate audits of the Corporation's accounting records to be currently and regularly made; and shall perform such other duties as the Board of Directors from time to time may prescribe. (M) Assistant Controllers. Assistant Controllers shall assist the Controller in performance of his duties, and shall discharge such other duties as the Board of Directors or the Chief Executive Officer from time to time may prescribe. -11- ARTICLE VII STOCK CERTIFICATES SECTION 7.1. Stock Certificates. Every holder of stock shall be entitled to have a certificate or certificates duly numbered, certifying the number and class of shares in the Corporation owned by him, in such form as may be prescribed by the Board of Directors. Each such certificate shall be signed in the name of the Corporation by the Chairman of the Board, the President or a Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. If any such certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. All certificates shall be countersigned and registered in such manner as the Board of Directors may from time to time prescribe and there shall be impressed thereon the seal of the Corporation or imprinted thereon a facsimile of such seal. Any transfer agent may countersign by facsimile signature. No registrar of any stock of the Corporation appointed pursuant to this Section 7.1 shall be the Corporation or its employee. SECTION 7.2. Lost Certificates. In the case of the loss, mutilation or destruction of a stock certificate, a duplicate certificate may be issued upon such terms and conditions as the Board of Directors from time to time may prescribe. SECTION 7.3. Transfers of Stock. Transfer of shares of stock of the Corporation shall be made on the books of the Corporation only by the person named in the certificate evidencing such stock or by any attorney lawfully constituted in writing, and upon surrender and cancellation of such certificate, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of authenticity of the signatures and authority of the signatories as the Corporation or its agents may reasonably require, except that a new certificate may be issued in the name of an appropriate state officer or office, without the surrender of the former certificate for shares presumed abandoned under the provisions of applicable state escheat or abandoned property laws. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly is not bound to recognize any equitable or other claim or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly otherwise provided by the laws of the State of Delaware. ARTICLE VIII DEPOSITARIES AND CHECKS Depositaries of the funds of the Corporation shall be designated by the Board of Directors; and all checks on such funds shall be signed by such officers or other employees of the Corporation as the Board of Directors from time to time may designate. -12- ARTICLE IX WAIVER OF NOTICE Any notice required to be given by law, by the Certificate of Incorporation, or by these By-Laws, may be waived by the person entitled thereto, either before or after the time stated in such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board of Directors or committee thereof need be specified in any waiver of notice of such meeting. ARTICLE X AMENDMENT These By-Laws may be altered, amended, or repealed at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting and, in the case of a meeting of the Board of Directors, in a notice given not less than two days prior to the meeting; provided, however, that, in the case of amendments by the Board of Directors, notwithstanding any other provisions of these By-Laws or any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of a majority of the Whole Board shall be required to alter, amend or repeal any provision of these By-Laws; provided, further, the case of amendments by stockholders, notwithstanding any other provisions of these By-Laws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, the Certificate of Incorporation or these By- Laws, the affirmative vote of the holders of at least 80 percent of the voting power of all the then outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal any provision of these By-Laws. ARTICLE XI INDEMNIFICATION AND INSURANCE SECTION 11.1. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, claim or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director,

-13- officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section 11.3 of this Article XI, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Article XI shall be a contract right and such right is fully vested, and shall be deemed to have vested fully, immediately upon the commencement of such person’s service to the Corporation in any of the capacities described in this Section 11.1. The right to indemnification conferred in this Article XI also shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article XI or otherwise. SECTION 11.2. To obtain indemnification under this Article XI, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this Section 11.2, a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (1) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (2) if no request is made by the claimant for a determination by Independent Counsel, (i) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (ii) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (iii) if a quorum of Disinterested Directors so directs, by the stockholders of the Corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Independent Counsel shall be selected by the Board of Directors unless there shall have occurred within two years prior to the date of the commencement of the action, suit or proceeding for which indemnification is claimed a “Change of Control” as defined in the John Bean Technologies Corporation Incentive Compensation and Stock Plan, in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board of Directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 days after such determination. SECTION 11.3. If a claim under Section 11.1 of this Article XI is not paid in full by the Corporation within thirty days after a written claim pursuant to Section 11.2 of this Article XI has been received by the Corporation, the claimant may at any time thereafter bring suit against -14- the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. SECTION 11.4. If a determination shall have been made pursuant to Section 11.2 of this Article XI that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Section 11.3 of this Article XI. SECTION 11.5. The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to Section 11.3 of this Article XI that the procedures and presumptions of this Article XI are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Article XI. SECTION 11.6. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article XI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of stockholders or Disinterested Directors or otherwise. No repeal or modification of this Article XI shall in any way diminish or adversely affect the obligations of the Corporation or the rights or obligations of any current or former director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or act, omission, state of facts or other matter arising prior to any such repeal or modification. SECTION 11.7. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware. To the extent that the Corporation maintains any policy or policies providing such insurance, each such director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in Section 11.8 of this Article XI, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such director, officer, employee or agent. -15- SECTION 11.8. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent or class of employees or agents of the Corporation (including the heirs, executors, administrators or estate of each such person) to the fullest extent of the provisions of this Article XI with respect to the indemnification and advancement of expenses of directors and officers of the Corporation. SECTION 11.9. If any provision or provisions of this Article XI shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Article XI (including, without limitation, each portion of any paragraph of this Article XI containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article XI (including, without limitation, each such portion of any paragraph of this Article XI containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable. SECTION 11.10. For purposes of this Article XI: (A) “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant. (B) “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this Article XI. SECTION 11.11. Any notice, request or other communication required or permitted to be given to the Corporation under this Article XI shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary. FIRST AMENDMENT TO THIRD AMENDED AND RESTATED BYLAWS OF JOHN BEAN TECHNOLOGIES CORPORATION WHEREAS, the Board of Directors desires to make certain changes to the John Bean Technologies Corporation Third Amended and Restated Bylaws and believes such changes are in the best interest of the Corporation; NOW, THEREFORE, BE IT RESOLVED, that the Company’s Third Amended and Restated Bylaws be, and they hereby are, amended by adding the following Section 4.7 to Article IV, reading in its entirety as follows: SECTION 4.7. Emergency Bylaw. In the event of any emergency, disaster or catastrophe, as referred to in Section 110 of the General Corporation Law of the State of Delaware, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee of the Board of Directors cannot readily be convened for action, then the director or directors in attendance at the meeting shall constitute a quorum. Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board of Directors as they shall deem necessary and appropriate. April 6, 2020

AMENDMENT NO 2. TO THIRD AMENDED AND RESTATED BYLAWS OF JOHN BEAN TECHNOLOGIES CORPORATION WHEREAS, the Board of Directors desires to make certain changes to the John Bean Technologies Corporation Third Amended and Restated Bylaws and believes such changes are in the best interest of the Corporation; NOW, THEREFORE, BE IT RESOLVED, that Section 3.4(a) of the Company’s Third Amended and Restated Bylaws be, and hereby is, amended in its entirety to read as follows: SECTION 3.4. Notice of Stockholder Business and Nominations. (A) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this By-Law, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law. (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this By-Law, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. In addition to such stockholder complying with the provisions of Rule 14a-19 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director (a “nominee”) the following information relating to such nominee: (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the number of shares of the Corporation that are held of record or are beneficially owned by the nominee and any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any shares of the Corporation or with a value derived in whole or in part from the value of any shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) held or beneficially held by the nominee, (iv) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the Corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee, (v) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, (vi) a written statement executed by the nominee acknowledging that, as a director of the Corporation, the nominee will owe a fiduciary duty under the General Corporation Law of the State of Delaware with respect to the Corporation and its stockholders, (vii) a written statement executed by the nominee consenting to be named in any proxy statement and accompanying proxy cards as a nominee for a director of the Corporation at any meeting held for the election of directors of the Corporation, and agreeing that the nominee will serve as a director if elected, and (viii) any other information that is required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including a representation that such stockholder and the beneficial owner, if any, intends, or is part of a group that intends, to deliver a proxy statement and form of proxy to solicit the holders of at least 67% of the voting power of shares entitled to vote in the election of directors in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 under the Exchange Act (“Rule 14a-19”); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class and number of shares of the Corporation which are owned beneficially or of record by such stockholder and such beneficial owner and any Derivative Instruments held or beneficially held by such stockholder and such beneficial owner, and (iii) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder or such beneficial owner with respect to any securities of the Corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such stockholder or such beneficial owner with respect to any securities of the Corporation. At the request of the Board of Directors, any person nominated by a stockholder for election as a director must furnish, within five business days of any such request, to the Secretary of the Corporation such other information as may reasonably be required by the Corporation to determine the eligibility of any proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee, which may include a proposed nominee director questionnaire to be provided by the Corporation that shall include all information related to the proposed nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of directors in an election contest (even if an election contest is not involved), or would otherwise be required in connection with the solicitation, in each case pursuant to Regulation 14A (or any successor provision) of the Exchange Act or the rules of any national stock exchange upon which the Corporation’s securities are listed; in the absence of the furnishing of such information if requested, such stockholder’s nomination shall not be considered in proper form pursuant to this By-Law. (3) Any stockholder directly or indirectly soliciting proxies from other stockholders pursuant to this By-law must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors of the Corporation. (4) Notwithstanding the foregoing provisions of this By-Law, unless otherwise required by law, (a) no stockholder giving notice as to nominations pursuant to this By-Law shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such stockholder has complied with Rule 14a-19 in connection with the solicitation of such proxies, including the provision to the Corporation of notices required hereunder in a timely manner, and (b) if any such stockholder (i) provides notice pursuant to Rule 14a-19(b) and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3), including the provision to the Corporation of notices required thereunder in a timely manner, or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such stockholder has met the requirements of Rule 14a-19(a)(3) in accordance with the following sentence, then the Corporation shall disregard any proxies or votes solicited for such stockholder’s nominees. If any stockholder providing notice as to nominations pursuant to this By-Law provides notice pursuant to Rule 14a-19(b), then such stockholder shall (1) promptly notify the Corporation if it subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) and (2) deliver to the Corporation, no later than seven business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3). (5) Notwithstanding anything in the second sentence of paragraph (A)(2) of this By-Law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation. (6) Notwithstanding the foregoing provisions of this By-Law, unless otherwise required by law, if any stockholder (or a qualified representative thereof) providing notice as to nominations such stockholder proposes to bring does not appear at the annual meeting to present such nominations, such nominations shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. December 7, 2022 AMENDMENT NO. 3 TO THIRD AMENDED AND RESTATED BYLAWS OF JOHN BEAN TECHNOLOGIES CORPORATION WHEREAS, the Board of Directors desires to make certain changes to the John Bean Technologies Corporation Third Amended and Restated Bylaws and believes such changes are in the best interest of the Corporation; NOW, THEREFORE, BE IT RESOLVED, that Section 4.1 of the Company’s Third Amended and Restated Bylaws be, and hereby is, amended in its entirety to read as follows: SECTION 4.1. Number, Tenure and Qualifications. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the number of directors of the Corporation shall be fixed, and may be increased or decreased from time to time, exclusively by resolution approved by the affirmative vote of a majority of the Whole Board. Prior to the annual meeting of stockholders to be held in 2026 (the “2026 Annual Meeting”), the directors, other than those who may be elected by the holders of any outstanding series of Preferred Stock as set forth in the Certificate of Incorporation, shall be divided into three classes, as nearly equal in number as possible and designated Class I, Class II and Class III. Directors elected at the annual meeting of stockholders held in 2023 shall serve out their three-year terms, and they and any successors shall stand for re-election to a one-year term at the 2026 Annual Meeting; directors with terms expiring at the annual meeting of stockholders to be held in 2024 shall serve out the remainder of their current terms, and they and any successors shall stand for re-election to a two-year term at the annual meeting of stockholders to be held in 2024; directors with terms expiring at the annual meeting of stockholders to be held in 2025 shall serve out the remainder of their current terms, and they and any successors shall stand for re-election to a one-year term at the annual meeting of stockholders to be held in 2025. Members of each class shall hold office until their successors are elected and qualified. Commencing with the 2026 Annual Meeting and at all subsequent annual meetings of stockholders, all directors shall be elected for a term of office to expire at the next succeeding annual meeting of stockholders, with each such director to hold office until their successor shall be elected and qualified, or until their earlier death, resignation, retirement, disqualification or removal from office. Until the 2026 Annual Meeting, in case of any increase or decrease, from time to time, in the number of directors, other than those who may be elected by the holders of any outstanding series of Preferred Stock as set forth in the Certificate of Incorporation, the number of directors in each class shall be apportioned as nearly equal as possible. May 15, 2023